                                                                      Exbit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                 CONTACTS: MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

                          NUCO2 REPORTS OPERATING GAINS
                         FOR FISCAL 2006 SECOND QUARTER

STUART, FLORIDA, February 1, 2006 - NuCO2 Inc. (NASDAQ:NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today reported increased operating results for the fiscal second quarter ended December 31, 2005.

         "We are pleased to report that our Company's performance in the fiscal second quarter was in line with our targets for the year, with increased revenues, earnings, and cash flow over year-ago levels," said Michael E.
DeDomenico, Chairman and CEO. "With a strong, new sales and marketing program, and a backlog of almost 6,000 pending installations, NuCO2 is well positioned to meet its fiscal 2006 and long-term goals."

     o    Total revenues for the quarter increased to $28.8 million, a 16.5%
          year-to-year gain and up 3.1% sequentially from the fiscal 2006 first quarter.
     o    Gross profit increased to $15.9 million, compared to $14.0 million a year ago. Gross profit margin increased sequentially, to 55.2% from
          54.6%, although higher operating costs, notably fuel, resulted in a decline from the year ago gross margin of 56.9%.
     o    Operating income, excluding non-cash stock option expense, amounted to
          $5.5 million, compared with $5.3 million in the immediately preceding first quarter and $4.7 million a year ago, and for the first fiscal half totaled $10.8 million, up from $8.7 million a year ago.
     o    EBITDA (earnings before interest, taxes, depreciation and
          amortization), which the Company regards as useful information as to its liquidity, excluding non-cash stock option expense, totaled $10.1 million for the second quarter, up from $9.6 million in the immediately preceding first quarter and $8.9 million a year ago, and for the first fiscal half totaled $19.7 million, compared to $16.6 million in the corresponding year-ago period.

     o    Cash earnings per share (GAAP earnings per share plus non-cash income taxes and stock option expense), which the Company regards as a principal measure of its financial performance, for the second quarter amounted to $0.30 diluted, compared to $0.18 a year ago, and for the first half equaled $0.62, compared with $0.32 a year ago.
     o    GAAP earnings per diluted share for the quarter totaled $0.17 (after the option charge equal to approximately $0.03 per share and non-cash income tax provision equal to approximately $0.10 per share), compared to $0.18 per share last year (which had no option charge or non-cash income tax provision). GAAP earnings per diluted share for the fiscal first half amounted to $0.35 (reflecting a $0.05 per share option charge and $0.20 per share non-cash income tax provision), as compared to $0.31 last year (which had no option charge or non-cash income tax provision).

     Results this fiscal year reflect, for the first time, new mandated rules for accounting for stock options, SFAS 123R, ACCOUNTING FOR STOCK-BASED
COMPENSATION. At the Company's annual meeting in December, shareholders approved a new performance-based long-term management stock option plan. This new plan utilizes a vesting schedule tied to the Company's achievement of key financial targets in each fiscal year replacing the time based vesting under the prior plan. In the fiscal second quarter, this resulted in a non-cash charge of approximately $800,000, compared to option expense of approximately $300,000 in the preceding first quarter, which related only to the prior plan. There were no similar option-related charges a year ago.

     Bookings for the second quarter totaled 3,482 new locations and activations amounted to 3,496. With attrition of 1,032, net activations for the quarter totaled 2,464, which compares to 11,471 net new customers added in the corresponding year ago second quarter that included approximately 9,400 customers from the purchase of the bulk CO2 beverage carbonation business of
Pain Enterprises. For the first half of this fiscal year, bookings amounted to
6,717, activations totaled 8,543 and attrition was 2,172, for net activations for the six months of 6,371. Total customers as of December 31, 2005, amounted to 105,835, compared to 99,464 at fiscal 2005 year-end.

     "The outlook for continued growth in fiscal 2006 and beyond is quite favorable," said Mr. DeDomenico. "During the past quarter we completed a master service agreement with Dairy Queen, one of the country's premier food chains specializing in the treat category, while continuing to grow our core business.
Also, during the quarter, we successfully renewed our existing master service agreements with Yum! Brands, Inc. and Subway(R), two of our largest nationwide customers."

ABOUT NUCO2

         NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of virtually all of the fountain beverage users in the
Continental U.S., NuCO2's experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2's revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit the Company's website at WWW.NUCO2.COM.

CONFERENCE CALL

         A conference call to report operating results for the second quarter of fiscal 2006 will be held tomorrow at 11:00 a.m. Eastern Time. It can be accessed over the Internet via NuCO2's website at WWW.NUCO2.COM. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on NuCO2's website shortly after the call.

         STATEMENTS CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S
OUTLOOK, COMPETITIVE POSITION AND OTHER STATEMENTS OF MANAGEMENT'S BELIEFS,
GOALS AND EXPECTATIONS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES
EXCHANGE ACT OF 1934, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE STATEMENTS. WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, WE CLAIM
PROTECTION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE
RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS, COMPETITION AND FUTURE OPERATING PERFORMANCE. THE
COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###

                                          NUCO2 INC.
                                   CONDENSED BALANCE SHEETS
                                        (IN THOUSANDS)

                                     ASSETS                                   December 31, 2005    June 30, 2005
                                                                              -----------------    -------------
Current assets:
           Cash and cash equivalents                                              $    183           $    968
           Trade accounts receivable, net of allowance for doubtful
           accounts of $1,988 and $1,850, respectively                              12,335              8,568
           Inventories                                                                 287                259
           Prepaid insurance expense and deposits                                    2,684              1,281
           Prepaid expenses and other current assets                                 1,764                854
           Deferred tax assets - current portion                                     7,648              7,596
                                                                                  --------           --------
              Total current assets                                                  24,901             19,526
                                                                                  --------           --------

Property and equipment, net                                                        112,572            104,787
                                                                                  --------           --------

           Goodwill & other intangible assets, net                                  37,247             33,521
           Deferred tax assets                                                      11,930             15,123
           Other                                                                       181                175
                                                                                  --------           --------
              Total other assets                                                    49,358             48,819
                                                                                  --------           --------

                    Total assets                                                  $186,831           $173,132
                                                                                  ========           ========

                   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
           Accounts payable                                                       $  7,709           $  5,178
           Accrued expenses & other current liabilities                              4,398              3,146
                                                                                  --------           --------
              Total current liabilities                                             12,107         8,324

Long-term debt                                                                      34,250        32,000
Other long-term liability                                                              274               --
Customer deposits                                                                    3,820              3,624
                                                                                  --------           --------
              Total liabilities                                                     50,451             43,948

Total shareholders' equity                                                         136,380            129,184
                                                                                  --------           --------
Total liabilities & shareholders' equity                                          $186,831           $173,132
                                                                                  ========           ========

                                                           NuCO2 Inc.
                                                    STATEMENTS OF OPERATIONS
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            Three Months Ended              Six Months Ended
                                                                          -----------------------       ------------------------
                                                                               December 31,                   December 31,
                                                                          -----------------------       ------------------------
                                                                             2005        2004              2005        2004
                                                                          ----------- -----------       ----------- ------------

Revenues:
           Product sales                                                  $ 18,895       $ 15,512       $ 36,933        $ 28,983
           Equipment rentals                                                 9,858          9,168         19,685          17,578
                                                                          --------       --------       --------        --------
Total Revenues                                                              28,753         24,680         56,618          46,561
                                                                          --------       --------       --------        --------

Costs and expenses:
           Cost of products sold, excluding deprec & amort                  12,074         10,043         24,061          19,457
           Cost of equipment rentals, excluding deprec & amort                 807            588          1,483           1,134
           Selling, general and administrative expenses                      6,172          4,639         11,255           8,711
           Depreciation and amortization                                     4,556          4,197          8,860           7,937
           Loss on asset disposal                                              398            496          1,205             657
                                                                          --------       --------       --------        --------
                                                                            24,007         19,963         46,864          37,896
                                                                          --------       --------       --------        --------

Operating income                                                             4,746          4,717          9,754           8,665

Gain on financial instrument                                                  --             --             (177)           --
Interest expense                                                               543          2,228            908           4,268
                                                                          --------       --------       --------        --------

Income before provision for income taxes                                     4,203          2,489          9,023           4,397
Provision for income taxes                                                   1,564             52          3,429             106
                                                                          --------       --------       --------        --------

Net income                                                                $  2,639       $  2,437       $  5,594        $  4,291
                                                                          ========       ========       ========        ========

Weighted average number of common and common
      equivalent shares outstanding

           Basic                                                            15,365         11,998         15,337          11,599
                                                                          ========       ========       ========        ========
           Diluted                                                          15,892         13,578         15,846          13,171
                                                                          ========       ========       ========        ========

Net income per basic common share                                         $   0.17       $   0.20       $   0.36        $   0.35
                                                                          ========       ========       ========        ========

Net income per diluted common share                                       $   0.17       $   0.18       $   0.35        $   0.31
                                                                          ========       ========       ========        ========

                             RECONCILIATION OF GAAP NET INCOME TO EBITDA
                             -------------------------------------------

                                             Three Months Ended                 Six Months Ended
                                    -----------------------------------      -----------------------
                                         December 31,         Sep 30,             December 31,
                                    ----------------------- -----------      -----------------------
                                       2005        2004        2005             2005        2004
                                    ----------- ----------- -----------      ----------- -----------

Net income                          $  2,639    $  2,437    $  2,955         $  5,594    $  4,291
Interest expense                         543       2,228         365              908       4,268
Depreciation & amortization            4,556       4,197       4,304            8,860       7,937
Gain on financial instrument            --          --          (177)            (177)       --
Provision for income taxes             1,564          52       1,865            3,429         106
                                    --------    --------    --------         --------    --------
  EBITDA                            $  9,302    $  8,914    $  9,312         $ 18,614    $ 16,602
                                    ========    ========    ========         ========    ========

Cash flows provided by (used in):
  Operating activities              $  9,556    $  6,651    $  7,627         $ 17,183    $  9,928
  Investing activities              $ (9,311)   $(20,261)   $(11,633)        $(20,944)   $(24,702)
  Financing activities              $   (175)   $ 10,466    $  3,152         $  2,976    $ 14,317

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is one of the principal financial measures by which the Company measures its financial performance. EBITDA is a widely accepted financial indicator used by many investors, lenders and analysts to analyze and compare companies on the basis of operating performance, and the Company believes that EBITDA provides useful information regarding the Company's ability to service its debt and other obligations.
However, EBITDA does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company's operating performance.
EBITDA excludes significant costs of doing business and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America. In addition, the Company's calculation of EBITDA may be different from the calculation used by its competitors, and therefore comparability may be affected.
The Company's lenders also use EBITDA to assess the Company's compliance with debt covenants. These financial covenants are based on a measure that is not consistent with accounting principles generally accepted in the United States of America. Such measure is EBITDA (as defined) as modified by certain defined adjustments.

                    RECONCILIATION OF GAAP NET INCOME TO CASH EARNINGS PER SHARE
                    ------------------------------------------------------------

                                      Three Months Ended                        Six Months Ended
                                    -----------------------                  -----------------------
                                         December 31,                             December 31,
                                    -----------------------                  -----------------------
                                       2005        2004                         2005        2004
                                    ----------- -----------                  ----------- -----------

Net income                          $  2,639    $  2,437                     $  5,594    $  4,291
Provision for income taxes             1,564          52                        3,429         106
AMT/other cash taxes                    (177)        (52)                        (353)       (106)
Stock option expense                     788        --                          1,085        --
                                    --------    --------                     --------    --------
                                    $  4,814    $  2,437                     $  9,755    $  4,291
                                    ========    ========                     ========    ========

Cash earnings per diluted share     $   0.30    $   0.18                     $   0.62    $   0.32
                                    ========    ========                     ========    ========

Cash Earnings per Share is one of the principal financial measures by which the Company measures its financial performance. Cash Earnings per Share, presented in conjunction with EBITDA, provides useful information regarding the Company's ability to service its debt and other obligations and is an accepted financial indicator used by investors, lenders and analysts to analyze and compare companies on the basis of operating performance. However, Cash Earnings per Share does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company's performance. A significant component of Cash Earnings per
Share is to add back our provision for income taxes, which represents a non-cash expense to the
Company due to the benefit of net operating loss carryforwards of $114 million incurred by the
Company through the fiscal year ended June 30, 2005 and subtract taxes payable under the provisions of the Alternative Minimum Tax ("AMT") and certain state/local taxes. However, while the Company anticipates continuing to recognize a full tax provision in future periods, the Company expects to pay only the AMT and certain state/local taxes until such time that its net operating loss carryforwards are fully utilized.